united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2021

Hyliion Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38823	82-2538002
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1202 BMC Drive, Suite 100
Cedar Park, TX	78613
(Address of principal executive offices)	(Zip Code)

(833) 495-4466

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2021, Greg Van de Vere notified Hyliion Holdings Corp. (the “Company”) of his intention to resign as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, effective as of the start date of his successor. Mr. Van de Vere will continue to be employed by the Company for a transition period prior to his retirement.

On January 11, 2021, the Company entered into an employment agreement with Sherri Baker, pursuant to which Ms. Baker agreed to serve as the Company Chief Financial Officer effective as of February 8, 2021. On such date, Ms. Baker will assume the duties and responsibilities of Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer from Mr. Van de Vere.

Previously, Ms. Baker, age 48, served as Senior Vice President and Chief Financial Officer of PGT Innovations, Inc. beginning from March 2019 to January 2021. Prior thereto, Ms. Baker served as Vice President of Investor Relations, Strategy and Corporate Finance for Dean Foods Company from January 2016 to March 2019. From January 2013 through December 2015, Ms. Baker served as Vice President of Finance, Logistics for Dean Foods Company. Prior to Dean Foods Company, Ms. Baker spent 13 years at Frito-Lay, Inc., a subsidiary of PepsiCo, Inc., in a succession of finance and accounting roles. Ms. Baker holds a bachelor of science and masters of science in accounting from the University of North Texas. There are no family relationships among Ms. Baker and any other executive officers or directors of the Company.

Ms. Baker’s employment agreement provides for an initial three-year term ending on February 8, 2024, and automatically renews for successive 12-month terms thereafter unless at least 180 days prior to the expiration of any then-existing term either party notifies the other of non-renewal. Ms. Baker’s compensatory arrangements include her eligibility for equity grants under the Company’s 2020 Equity Incentive Plan (the “2020 EIP”), which is described under the heading “Executive Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on September 8, 2020. Ms. Baker’s employment agreement provides for an initial annual base salary of $425,000 per year, and an annual cash bonus with a target cash bonus of 75% of her base salary. Ms. Baker’s employment agreement also provides for a $350,000 sign-on bonus, which is subject to repayment in the event Ms. Baker’s employment is terminated with cause or by her without good reason within one year of her appointment. In connection with her commencement of employment in February 2021, and subject to the approval of the compensation committee of the Company’s board of directors (the “Board”), Ms. Baker is eligible to receive (i) an initial grant of Company common stock having a grant date value of $250,000, and (ii) annual time-based Restricted Stock Units (“RSUs”) awards covering a number of shares of common stock with a grant date value equal to $600,000, and (iii) a one-time performance-based RSU award covering 200,000 shares of Company common stock. Each time-based RSU will vest over a three-year period, with 33.33% vesting on the one-year anniversary of the first quarterly vesting date following the grant date, and 8.33% vesting on each quarterly vesting date thereafter, subject to Ms. Baker’s continuous service through each applicable vesting date. The performance-based award will vest based upon the achievement of objective performance criteria, as determined by the Board’s compensation committee prior to the grant date, during the period from commencement of employment through December 31, 2024, subject to Ms. Baker’s continuous service through each applicable vesting date.

In addition, Ms. Baker’s employment agreement provides that if Ms. Baker’s employment with the Company is terminated (i) due to non-renewal of the term, (ii) without “cause”, or (iii) by Ms. Baker for “good reason” (such terms are defined in Ms. Baker’s employment agreement), then, provided Ms. Baker timely executes and does not revoke a release of claims in our favor and complies with the confidentiality, non-competition, non-solicitation, and intellectual property provisions set forth in her employment agreement, she will receive the following severance benefits: (a) continuing payments of her then-current annual base salary for 12 months; (b) 100% accelerated vesting and, if applicable, exercisability of the then-unvested portion of each of her outstanding equity awards (other than any equity awards subject to performance-based or other similar vesting criteria) that was granted to her more than one year prior to the termination date; (c) each of her then-outstanding and unexercised stock options (to the extent vested) will remain exercisable for up to 36 months following the termination date; and (d) reimbursement on a monthly basis for the difference between the amount he pays to continue coverage for himself and her eligible dependents under the Company’s group health plans pursuant to COBRA and the employee contribution amount that our similarly situated employees pay for the same or similar coverage, for up to 12 months.

The foregoing is only a brief description of the above-specified compensatory arrangements, which does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the employment agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as well as the 2020 EIP and the forms of award agreements thereunder that were previously filed as exhibits to the Company’s reports with the U.S Securities and Exchange Commission.

In connection with her appointment as the Company’s Chief Financial Officer, the Company expects that Ms. Baker will enter into the Company’s standard indemnification agreement that will require the Company, under the circumstances and to the extent provided for therein, to indemnify Ms. Baker to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by Ms. Baker as a result of Ms. Baker being made a party to certain actions, suits, proceedings and other actions by reason of the fact that Ms. Baker is or was a director, officer, employee, consultant, agent or fiduciary of the Company or any of its subsidiaries or other affiliated enterprises.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

HYLIION HOLDINGS CORP.

	By:	/s/ Thomas Healy
Date: January 12, 2021		Thomas Healy
Chief Executive Officer

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